Exhibit 99.8

October 14, 2020

Monocle Holdings Inc.

c/o Monocle Acquisition Corporation

750 Lexington Avenue, Suite 1501

New York, New York 10022

Consent to Reference in Proxy Statement/Prospectus

Monocle Holdings Inc. (the “Company”) has filed a Registration Statement on Form S-4 (Registration No. 333-235766) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/ Peter Nolan
Name: Peter Nolan